Exhibit 99.1

For Further Information, Contact:

Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Kathleen O’Boyle
The Blueshirt Group	RightNow Technologies
415.217.7722	406.556.3428 Desk
todd@blueshirtgroup.com	415.407.8308 Cell
stacie@blueshirtgroup.com	kathleen.oboyle@rightnow.com

RightNow Technologies Announces Stock Repurchase Program

And Announces Date Change of Third Quarter 2008 Earnings Release

BOZEMAN, Mont. (October 20, 2008) — RightNow® Technologies, Inc. (NASDAQ: RNOW) announced today that its Board of Directors has authorized a stock repurchase program under which up to $15 million of RightNow’s common stock may be repurchased.  The shares may be purchased from time to time at prevailing prices in the open market, in block transactions, in privately negotiated transactions, and/or in accelerated share repurchase programs, in accordance with Rule 10b-18 of the Securities and Exchange Commission.  The repurchase program comes into effect two business days after the Company’s next quarterly earnings announcement and will stay in place for the next two years.  Any shares repurchased will be retired.  RightNow expects to fund such repurchases through its cash and short-term investments, which as of June 30, 2008 were $94.3 million.

In addition, the Company announced today that it will issue its earnings for the third quarter 2008 after the market close on Thursday, October 23, 2008.  RightNow will host a conference call to discuss the results at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) on the same day.

To access the call, please dial (877) 675-4753, or outside the U.S. (719) 325-4875, at least five minutes prior to the 2:30 p.m. MT start time.  A live webcast of the call will also be available at http://investor.rightnow.com/index.cfm under the

Events & Presentations menu. An audio replay will be available between 5:30 p.m. MT October 23, 2008 and 10:00 p.m. MT November 6, 2008 by calling (888) 203-1112 or (719) 457-0820, with passcode 4119951. The replay will also be available on the Company’s website at http://investor.rightnow.com.

About RightNow Technologies

RightNow (NASDAQ: RNOW) delivers the high-impact technology solutions and services organizations need to cost-efficiently deliver a consistently superior customer experience across their frontline service, sales and marketing touch-points. Approximately 1,900 corporations and government agencies worldwide depend on RightNow to achieve their strategic objectives and better meet the needs of those they serve. RightNow is headquartered in Bozeman, Montana.  For more information, please visit www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of The NASDAQ Stock Market LLC.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, the risk that the Company will not repurchase stock; risks relating to the amount and timing of stock repurchases; and risks associated with general economic conditions; our business model; our ability to develop or acquire, and gain market acceptance for, new products in a cost-effective and timely manner; the market success of our RightNow 8 product; the gain or loss of key customers; competitive pressures; our ability to expand operations; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; our ability to manage and expand our partner relationships; any unanticipated ambiguities in fair value accounting standards; and our ability to expand, retain and motivate our employees and manage our growth.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

FRNOW